Exhibit 10.6

FIRST AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT

This First Amendment to Investment Management Agreement (“First Amendment”) is made effective as of the 23rd day of February 2021, by and between FAIRHOLME CAPITAL MANAGEMENT, L.L.C., a Delaware limited liability company (“Manager”) and THE ST. JOE COMPANY, a Florida corporation (“Client”).

WHEREAS, the parties entered into that certain Investment Management Agreement dated August 23, 2019 (the “Agreement”); and now desire to make certain modifications to the terms of the Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this First Amendment and in the Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.Recitals.  The recitals set forth above are true and correct and are hereby incorporated herein as if again set forth in their entirety.

2.Schedule B to the Agreement. The parties agree that Schedule B to the Agreement shall, as of the date hereof, be deleted in its entirety and replaced by Schedule B attached to this First Amendment.

3.Entire Agreement and Conflicts.  Except as modified herein, there are no changes to the Agreement, and the Agreement as herein modified, remains in full force and effect.  In the event of a conflict between the Agreement and this First Amendment, the terms of this First Amendment shall control.

4.Counterparts.  This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Execution of this First Amendment by the parties hereto may be evidenced by the transmission of electronic (including pdf) copies.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.		ST. JOE COMPANY

By:	/s/ Wayne Kellner	By:	/s/ Marek Bakun

Name:	Wayne Kellner	Name:	Marek Bakun

Title:	Chief Financial Officer	Title:	EVP and Chief Financial Officer

Date:	February 23, 2021	Date:	February 23, 2021

Schedule B

INVESTMENT GUIDELINES AND RESTRICTIONS

(As of February 23, 2021)

General Guidelines

For the purposes of these Investment Guidelines and Restrictions, the “St. Joe Investment Portfolio” shall refer to St. Joe Company brokerage accounts managed by Fairholme Capital Management LLC (“Manager”).

Restrictions listed on this Schedule B dated February 23, 2021 compose all St. Joe Investment Portfolio restrictions for transactions by the Manager (“Specific Restrictions”).  Specific restrictions from previous Investment Guidelines and Restrictions are terminated.

The Manager will review its compliance with Specific Restrictions before a securities transaction.

Specific Restrictions

Securities for purchase must be issues of the U.S. Treasury or U.S. Treasury Money Market Funds.

Authorized Signatories

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.		ST. JOE COMPANY

By:	/s/ Wayne Kellner	By:	/s/ Marek Bakun

Name:	Wayne Kellner	Name:	Marek Bakun

Title:	Chief Financial Officer	Title:	EVP and Chief Financial Officer

Date:	February 23, 2021	Date:	February 23, 2021